Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The certification set forth below is being submitted in connection with the Amendment No. 1 of this Annual Report of Porch Group, Inc. on Form 10-K/A for the period ended December 31, 2020 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Matthew Ehrlichman and Marty Heimbigner certify that, to the best of each of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Porch Group, Inc.

Date: May 19, 2021	/s/ Matthew Ehrlichman
Matthew Ehrlichman
Chief Executive Officer, Chairman and Founder

Date: May 19, 2021	/s/ Marty Heimbigner
Marty Heimbigner
Chief Financial Officer